Exhibit 99-b

                                CERTIFICATION BY
                             CHIEF FINANCIAL OFFICER
                     TRUSTMARK CORPORATION AND SUBSIDIARIES
                         PURSUANT TO 18 U.S.C. ss. 1350


Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned certifies that (1) this Annual Report of Trustmark 401 (k) Plan (the "Plan") on Form 11-K for the year ended December 31, 2002, as filed with the Securities and Exchange Commission on the date hereof (this "Report"), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended, and (2) the information contained in this Report fairly presents, in all material respects, the net assets available for benefits and changes in net assets available for benefits of the Plan.



BY:     /s/ Zach L. Wasson
        ------------------
        Zach L. Wasson
        Treasurer (Principal
        Financial Officer)

DATE:   June 30, 2003